[Exhibit 128]

                           [Mailgram Letterhead]



[Addressee Information]



AN OPEN LETTER TO ITT STOCKHOLDERS:
-----------------------------------


                            "SHOW US THE MONEY"


Fellow ITT Stockholders:

The Board of Directors of ITT is absolutely committed to selling ITT for the highest price. However, we do not believe--and we do not think ITT stockholders believe--that either Hilton or Starwood has yet made their highest bid.

Your Board is running a bidding process that has already created $3.5 billion in additional value for ITT stockholders. If reelected on November 12, we will continue to seek maximum value for you. We will treat all bidders fairly and consider only economics as we weigh competing bids for your company.

We don't see how your interests are served by having one of the bidders conduct the auction. We respectfully request your support on November 12 so we can get you the highest price for your shares as soon as possible.

Sincerely,

The Directors of ITT Corporation



Bette B. Anderson      Rand V. Araskog            Nolan D. Archibald

Robert A. Bowman       Robert A. Burnett          Paul J. Kirk, Jr.

Edward C. Meyer        Benjamin F. Payton         Vin Weber

Margita E. White       Kendrick R. Wilson III

Since the time before the ITT Annual Meeting is extremely short and Tuesday, November 11, 1997 is a postal holiday, we urge you to vote FOR THE ITT DIRECTORS who are committed to you by following the instructions below.

            TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF
               THE COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!

                                INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to [identification information].

3.   State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

              Name:                     [NA.1]
              Broker:                   [Broker]
              Control number:           [ControlNum]
              Number of shares:         [NumShares]

If you need assistance in voting, call our solicitor, Georgeson & Company Inc. at 1-800-223-2064.

                              ITT CORPORATION

             Proxy for the Annual Meeting of Stockholders to be
                        held on November 12, 1997.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                        DIRECTORS OF ITT CORPORATION

     The undersigned hereby constitutes and appoints Richard S. Ward and Patrick L. Donnelly, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ITT Corporation (the "Company") to be held on November 12, 1997, and at any and all adjournments and postponements thereof, on all matters before such meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTS AND "AGAINST" THE PROPOSALS OF HILTON HOTELS CORPORATION ("HILTON") TO APPROVE A NON-BINDING STOCKHOLDER RESOLUTION URGING THE BOARD TO ARRANGE FOR THE SALE OF THE COMPANY TO HILTON, A SUBSIDIARY OF HILTON OR ANY BIDDER OFFERING A HIGHER PRICE FOR THE COMPANY (THE "HILTON SALE PROPOSAL") AND TO REPEAL EACH AND EVERY PROVISION OF THE COMPANY'S AMENDED AND RESTATED BY-LAWS ADOPTED ON OR AFTER JULY 23, 1996 AND PRIOR TO THE ANNUAL MEETING (THE "HILTON BY-LAW REPEAL PROPOSAL"), ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

     THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD IF ANY NOMINEE FOR DIRECTOR LISTED BELOW IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD) AND (2) TO VOTE ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

     THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ITT
CORPORATION.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSALS 3 AND 4.


                              ITT CORPORATION

     The 1997 Annual Meeting of ITT Corporation will be held at 11:30 a.m. on Wednesday, November 12, 1997 at the St. Regis Roof (20th Floor) of the St. Regis Hotel, New York, New York. Stockholders of record at the close of business on October 1, 1997 will be entitled to vote at the meeting and any adjournment thereof. Stockholders who hold their shares beneficially through bank or brokerage accounts should bring with them proof of their ownership if they wish to attend the meeting.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1.   Election of Directors:

     Bette B. Anderson, Rand V. Araskog, Nolan D. Archibald, Robert A. Bowman, Robert A. Burnett, Paul G. Kirk, Jr., Edward C. Meyer, Benjamin F. Payton, Vin Weber, Margita E. White and Kendrick R. Wilson III.

     INSTRUCTIONS: (If you do not wish your shares voted "FOR" a particular nominee or nominees, give that nominee or nominees name to the operator. You shares will be voted for the remaining nominee(s).)

     (  ) FOR           (  ) WITHHELD             (  ) FOR ALL EXCEPT

2. Ratification of Appointment of Arthur Andersen LLP as Independent Public Accountants

     (  ) FOR                 (  ) AGAINST        (  ) ABSTAIN

The Board of Directors recommends a vote "AGAINST" Proposals 3 and 4.

3.   The Hilton Sale Proposal

     (  )     AGAINST         (  ) FOR            (  ) ABSTAIN

4.   The Hilton By-law Repeal Proposal

     (  ) AGAINST             (  ) FOR            (  ) ABSTAIN

Please given your name to the operator exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.